CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-133611 on Form S-8 of our reports dated March 14, 2008, relating to the consolidated financial statements of Dime Community Bancshares, Inc. and the effectiveness of Dime Community Bancshares, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dime Community Bancshares, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

New York, NY

August 25, 2008